UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2013, the terms of Dr. Fred J. Bronson, DDS, a director of DCP Holding Company (the “Company”) since 1999, and Dr. Mark Zigoris, DDS, a director of the Company since 1988, expired at the 2013 annual meeting of shareholders (the “2013 Annual Meeting”). Fred Bronson and Mark Zigoris did not stand for re-election to the Board of Directors due to the director age limit of 75 years of age that was previously implemented by the Board of Directors. Fred Bronson and Mark Zigoris both served on the Company’s Corporate Affairs and Clinical Affairs committees.

Also on April 24, 2013, two new director nominees, Dr. Mark E. Bronson, DDS and Dr. Robert E. Hamilton, DDS, were elected to the Board of Directors of the Company at the 2013 Annual Meeting. The committee(s) of the Board on which Dr. Mark Bronson and Dr. Robert Hamilton initially will serve have not been determined as of the time of this filing on Form 8-K. Drs. Bronson and Hamilton will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement for its 2013 Annual Meeting.

Dr. Mark Bronson, DDS has been engaged in the private practice of general dentistry in Cincinnati, Ohio since 1991. Dr. Bronson is a former Associate board member from 2003-2009. Dr. Bronson is the immediate Past President of the Ohio Dental Association, Past President of the Cincinnati Dental Society, and is a member of the International College of Dentists, the American College of Dentists, and the Pierre Fauchard Academy. Dr. Bronson is also a member of the ODASC, the for-profit subsidiary of the Ohio Dental Association.

Dr. Robert E. Hamilton, DDS has been engaged in the private practice of oral and maxillofacial surgery in the Cincinnati, Ohio area since 1992. He served in the U.S. Navy prior to 1992 and was the head of oral and maxillofacial surgery at Naval Hospital Camp Pendleton, California and Naval Air Station, Pensacola, Florida. Dr. Hamilton is a member of the American Dental Association, the Ohio Dental Association, the Cincinnati Dental Society, the American Association of Oral and Maxillofacial Surgeons, the Ohio Society of Oral and Maxillofacial Surgeons and the Cincinnati Society of Oral and Maxillofacial Surgeons.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on April 24, 2013. At the meeting, the shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2015 annual meeting of shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his or her successor is elected and qualified, or until his or her earlier resignation. The table below indicates the votes for, votes withheld and abstentions with respect to the election of the six nominees.

	For	Withheld	Absentions
Mark E. Bronson, DDS	305	19	0
Jack M. Cook, MHA	301	23	0
Robert E. Hamilton, DDS	303	21	0
Fred H. Peck, DDS	302	22	0
Molly Meakin-Rogers, MBA, CPA	303	21	0
Stephen T. Schuler, DMD	302	22	0

The shareholders also voted on an advisory proposal to approve the compensation paid to the Company’s Named Executive Officers, as described in certain sections of the Company’s proxy statement for the meeting. The table below indicates the votes for and the votes against the proposal as well as the number of abstentions and non-votes.

	For	Against	Absentions	Non-Vote
Advisory Vote on Executive Compensation	144	69	82	29

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: April 29, 2013	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer